Arctic Oil & Gas Corp.
1785 E. Sahara Avenue, Suite 490 Las Vegas, NV 89104
Ph: 323- 356-7777    Fax: 323-938-0859 unoilgas@yahoo.com

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2007

Arctic Oil & Gas Corp.
(Exact name of registrant as specified in its charter)

Nevada	000-51670	38-3707552
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1319 S. Orange Grove Avenue, Los Angeles, California		90019
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: 323-356-7777

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Section 1 – Registrants Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On July 22nd, 2008, Arctic Oil & Gas Corp entered into an Asset Purchase Agreement with Strategic Nine Corp., a Nevada Corporation, and Sterling Energy Trust (NZ), a New Zealand Trust, and Lskavyan Energy Trust (the “Strategic Consortium”) under which it acquired a thirty percent interest in certain oil and gas claims and lease application.

The Blake Ridge claims arise from a joint filing made, on April 10th, 2008, by the Strategic, Consortium with the United Nations General Assembly, and the United States of America.

On April 10th, 2008, Strategic and Sterling filed a claim with the United Nations General Assembly and the United States of America, claiming, as a responsible oil and gas development agent of the “common heritage of mankind”, the sole and exclusive exploitation, development, marketing and extraction rights to the oil and gas resources of the seafloor and subsurface contained with the entire Outer Blake Ridge area beyond the exclusive economic zone of the United States.   On April 10th 2008, Strategic and Partners lodged an unsolicited Lease Application on the Inner Blake ridge area with the MMS.   (the “Blake Ridge Claims”).

The Bering Sea Claims arise from a joint filing made, on May 26th 2008, Strategic and Sterling filed a claim with the United Nations General Assembly and the United States of America, claiming, as a responsible oil and gas development agent of the “common heritage of mankind”, the sole and exclusive exploitation, development, marketing and extraction rights to the oil and gas resources of the seafloor and subsurface contained with the entire Bering Sea Abyssal area beyond the exclusive economic zone of the United States (the “Bering Sea Abyssal Claims”).

In consideration of Arctic acquiring a thirty percent interest in the Blake Ridge Claims and the Bering Sea Claims, Arctic agreed to issue 120,000,000 restricted Common shares to Strategic and Sterling in its own right and as agents for Strategic and Sterling, or their assignees.

Strategic and Sterling have, in turn assigned their interest in the 120,000,000 restricted Common shares under rule 144 pursuant to the security act of 1934 to certain shareholders and partners of Strategic and Sterling.

Following the completion of the transaction Arctic had 351,000,000 Common shares issued and outstanding, 83,750,000 of which were owned by Peter J. Sterling.

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

As required under the Asset Purchase Agreement dated July 22nd 2008, on July 25th 2008, Arctic issued 120,000,000 Common shares from its treasury to the new shareholders.

Item 2.02 Results of Operations and Financial Condition

On November 29, 2007, Arctic filed its Annual Report for its fiscal year ending August 31, 2007 on Form 10KSB.

As a result of debt swap agreements the company issued 103,750,000 Rule 144 shares to settle debts to employees and consultants.  Arctic issued the shares pursuant to a private placement and carry a rule 144 legend. The shares will be issued pursuant to an exemption from registration as provided in Section 4(2) of the Securities Act of 1933.

Item 5.01 Changes in Control of Registrant

There has been no change in control of the Registrant.

Item 5.02 Departure of Directors or Certain Officers, Election of Directors, Appointment of Certain Officers

On April, 10 2008, Senator Lawson resigned as Director of Arctic and the President appointed the following person as officer to fill the vacancy:

President -                                           Peter Sterling

Secretary/Treasurer -                         Peter Sterling

Vice-President -                                  Kelvin Williams

Item 9.01 Exhibits

10.1	Asset Purchase Agreement dated July 22nd 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arctic Oil and Gas Corp.

By: /s/ Peter J. Sterling

President

Date: July 25th, 2008